CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Net 1 UEPS Technologies, Inc.:

  Form S-3 No. 333-138521

  Form S-8 No. 333-126958

  Form S-8 No. 333-140042

  Form S-8 No. 333-170395

of our report dated January 10, 2011, with respect to the financial statements of KSNET, Inc. included in this Current Report on Form 8-K/A of Net 1 UEPS Technologies, Inc. dated January 12, 2011.

/s/ Ernst & Young Han Young
Seoul, Republic of Korea
January 12, 2011